January 19, 1996


Mr. David Castaneda ("Castaneda")
957 S. Corona
Denver, Colorado 80209

Dear Mr. Castaneda:

     You and Delta Petroleum Corporation ("Delta") have entered into an employment agreement dated January 19, 1996. From time to time Delta may grant options to you under its Incentive Plan or otherwise in addition to the shares of Delta stock paid to you under the employment agreement or that you may own or acquire in some other manner.

     We hereby acknowledge that it has been and remains the intent of Delta and Castaneda that neither Castaneda nor Castaneda and any other affiliated person or entity as a group hold or own (directly and/or beneficially) five percent (5%) or more of Delta's common stock at any time by reason of the exercise of the above referenced options. In that regard Castaneda and Delta agree as follows:
Notwithstanding any provision set forth in the options or in any other agreement between Castaneda or his affiliates and Delta, no Option to purchase Delta's common stock shall be delivered to Castaneda and/or be exercisable by Castaneda if such Option, when combined with shares of Delta's common stock owned by Castaneda on such date will cause Castaneda (or Castaneda and affiliates) to own, or be able to own by exercise of the such Options, 5.0% or more of Delta's outstanding common stock; if vesting and/or delivery of any Option would have such effect, such Option shall be reduced prior to delivery so that Castaneda's ownership of the Delta's outstanding common stock will be less than 5.0%; any reduced portion of such Option shall not vest in Castaneda until the first date when his vesting will not increase Castaneda's ownership to 5.0% or greater; Castaneda shall inform Delta of his ownership of Delta's securities prior to the exercise of any option so that the calculations required hereby can be timely made.

     It is further acknowledged that the parties have entered into a voting agreement of even date herewith with respect to all shares now owned or that might in the future become owned by Castaneda.

     Please sign below to indicate your agreement.

                                   Very truly yours,

                                   DELTA PETROLEUM CORPORATION


                                   s/Aleron H. Larson, Jr.
                                   Aleron H. Larson, Jr., CEO


By: s/David Castaneda
     David Castaneda


                           EMPLOYMENT AGREEMENT

     This agreement is entered into as of January 19, 1996, by and between Delta Petroleum Corporation ("Delta" or the "Company") and David Castaneda ("Employee").

     The Company desires to retain the services of Employee as an employee upon the conditions contained in this Agreement and Employee desires to provide services to the Company under such conditions.

     NOW THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth, the Company and Employee agree as follows:

     1.   Employment.  The Company hereby agrees to engage
Employee, and Employee does hereby agree to be engaged by the Company, upon the terms and conditions set forth in the following paragraphs.

     2. Employment Period. The Company hereby engages Employee for the period commencing February 1, 1996 and ending January 31, 1997 ("Employment Period") to serve as manager of shareholder relations, broker relations and marketing and to render such other services in that capacity as the Company shall reasonably require. Employee hereby agrees to remain in the employ of the Company for the Employment Period, provided that Employee may, by 90 days written notice to the Company, terminate his employment with the Company; in which case this Agreement shall terminate, except as to provisions which survive termination of employment as provided herein, without liability one to the other upon the date specified by Employee.

     3. Duties. Employee agrees that at all times during the Employment Period, he will faithfully and diligently endeavor to promote the business and business interests of the Company, and that he will devote such time and attention to the affairs of the Company as is necessary and appropriate; provided, however, that this Agreement shall not restrict Employee from engaging, directly or indirectly, in any business, investment or activity which is not inconsistent with the performance by the Employee of his duties under this Agreement.

     4.   Salary and Benefits.   Subject to the provisions of
Paragraph 7 below, during the Employment Period, Employee shall be compensated as follows:

     a) Employee shall earn a salary of $15,000 per month, payable in the company's common stock at a price of six dollars ($6.00) per share, subject to the customary payroll deductions for Federal, State and local taxes which Employee shall direct to the Company from the proceeds of any sale of the common stock. The Company, for convenience, may issue the shares representing Employee's salary for the following twelve months, provided, however, that Employee may not sell more than 2,500 shares in any one month.

     b) Employee shall also receive an option to purchase 50,000 shares of common stock at a purchase price of $7.00 per share which shall vest January 31, 1997 and shall expire January 31, 2002.

     c) the Board of Directors and/or the Compensation Committee of the Board of Directors of the Company may review Employee's compensation from time to time with a view to making such increases in Employee's compensation or declaring such bonuses or other benefits to Employee as maybe merited and warranted in light of factors considered pertinent;

     5. Expenses. All pre-approved expenses incurred by Employee in the performance of his duties under this Agreement, including but not limited to expenses for entertainment, travel and similar items, will be paid or reimbursed monthly by the Company in common stock as in paragraph 4.a) above. The Company will furnish Employee with an office in its principal executive offices in Denver and necessary secretarial, geological, engineering, legal, accounting and other services necessary to properly support Employee's performance of his duties at the Company's expense.

     6. Termination Upon Death and Disability. The Employment Period shall automatically terminate upon the death of Employee; provided, however, that in the event of the Employee's death, all compensation Employee is entitled to receive under this Agreement at the time of his death shall be paid to his legal representative in accordance with the provisions of Paragraph (4)(a) hereof for the remainder of the Employment Period.

     7. Termination for Cause. Upon the occurrence of any of the events listed below, the Company may terminate the Employee without further obligation under this Agreement except as to provisions which survive termination of employment or termination of this agreement as provided herein:

     a) Employee's conviction of any criminal act directly related to Employee's duties hereunder including without limitation misappropriation of funds or property of the Company or a felony criminal act directly related to Employee's duties hereunder.

     b) Employee's misfeasance or malfeasance in office, which the parties agree shall mean fraud, dishonesty, wilful misconduct or gross neglect of duties.

     c) Breach by Employee of any material provision of this Agreement.

     8. Termination without Cause. In the event Employee is terminated by the Company for any reason except as set forth at Paragraph 7 above, he shall continue to be compensated for the duration of the Employment Period in the full amounts provided for in Paragraphs 4, 5, and 6 hereof.

     9. Notice of Termination. Prior to termination, for any reason (with or without cause), Employee will be given notice thereof sufficient to allow Employee to exercise any and all options granted to Employee under Delta's 1993 Incentive Plan but which notice in any event shall be given not less than thirty (30) days prior to such termination.

     10. Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of the Company and its successors and assigns and any person acquiring, whether by merger, consolidation, liquidation, purchase of assets or otherwise, all or substantially all of the Company's equity or assets, and business.

     11. Choice of Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     12. Severance of Invalid Provisions. In case any one or more of the provisions, or portions thereof, of this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     13. Integrated Agreement. This Agreement shall constitute the entire agreement between the parties hereto relating to the Engagement of Employee.

     IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be duly executed on its behalf by its duly authorized officer, all as of the date first above written.

                              DELTA PETROLEUM CORPORATION

                         By:   s/Aleron H. Larson, Jr.
                              Authorized Officer, CEO

                              EMPLOYEE:

                              s/David Castaneda
                              David Castaneda


                          STOCK VOTING AGREEMENT

     THIS VOTING AGREEMENT, executed this 19th day of January, 1996 by and between and among DELTA PETROLEUM CORPORATION, a Colorado corporation ("Delta"), David Castaneda ("Shareholder").

     WHEREAS, Shareholder owns shares of Delta common stock and holds options from Delta exercisable into Delta common stock from time to time; and

     WHEREAS, Delta has requested that the voting rights to all shares now owned or that may be acquired in the future by Castaneda (the "Shares") be subject to the provisions hereof, as set forth below.

     NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Shareholder hereby constitutes and appoints Aleron H. Larson, Jr. and Roger A. Parker, and each of them, with full power of substitution, for the period commencing on the date hereof and ending on January 31, 2004, to vote the Shares as the proxy of Shareholder, at any and all meetings, regular or special, of the shareholders of Delta, or at any adjournments thereof, which may be held during such period, hereby granting to said Aleron H. Larson, Jr. and Roger A. Parker, and each of them (the "Proxies"), as Shareholder's attorney and proxy, all powers Shareholder would possess if personally present at any such meetings. The proxy granted hereby is expressly acknowledged to be coupled with an interest and shall be irrevocable to the full extent permitted by law until January 31, 2004, except to the extent specifically provided in Paragraph 3 below. The proxy granted hereby revokes any other proxy relative to the Shares heretofore granted by Shareholder.

     2. During the entire term of this Agreement, the Proxies, and each of them, shall have full and absolute discretion as to the manner in which Shares are to be voted as to any matter whatsoever, all without any liability or obligation of any kind to Shareholder.

     3. Nothing contained herein shall be construed in such a manner so as to prohibit or preclude the sale or exchange or other disposition of all or any part of the Shares by Shareholder. In the event that all or any portion of the Shares are sold, assigned, exchanged or otherwise disposed of by Shareholder (and/or its assigns) to a non-affiliate of Shareholder in any transaction(s) prior to January 31, 2004, then, with regard to such transferred portion of the shares, the voting provisions set forth herein shall terminate.

     4. A counterpart of this Agreement shall forthwith be deposited with Delta at its principal place of business.

     5. This Agreement shall be construed in accordance with the laws of the State of Colorado and shall be binding upon the successors and assigns of each party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

                              DELTA PETROLEUM CORPORATION

                          By:  s/Aleron H. Larson, Jr.
                              Authorized Officer       CEO

                         By:   s/David Castaneda
                              David Castaneda